SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive proxy statement
/ /  Definitive additional materials
/X/  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                           TEMPLETON DRAGON FUND, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

(2)  Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing party:

(4)  Date filed:




PAGE




FRANKLIN TEMPLETON INVESTMENTS
[GRAPHIC OMITTED]                                      One Franklin Parkway
                                                       San Mateo, CA 94403-1906
                                                       tel 650/312.2000
                                                       franklintempleton.com
-------------------------------------------------------------------------------

From: Franklin Templeton Investments
      Contact:  Lisa Gallegos
      Tel:  (650) 312-3395
      franklintempleton.com

-------------------------------------------------------------------------------
                                                        FOR IMMEDIATE RELEASE


         TEMPLETON CHINA WORLD FUND, INC., TEMPLETON DRAGON FUND, INC.
                       AND TEMPLETON ASSET MANAGEMENT LTD.
           FILE LAWSUIT AGAINST THE PRESIDENT AND FELLOWS OF HARVARD
           COLLEGE FOR REPEATED VIOLATIONS OF FEDERAL SECURITIES LAWS

Fort Lauderdale, Florida, January 30, 2003 - TEMPLETON CHINA WORLD FUND, INC. (NYSE: TCH), a closed-end management investment company ("China World"), TEMPLETON DRAGON FUND, INC. (NYSE: TDF), a closed-end management investment company ("Dragon") and TEMPLETON ASSET MANAGEMENT LTD., the investment adviser to each of the Funds, announced that they filed a complaint yesterday in the United States District Court for the District of Maryland, Northern Division, naming as defendants the President and Fellows of Harvard College, Harvard Management Company, Inc., which is an investment advisor to Harvard College, and Steven Alperin, an officer of Harvard Management, Case No. JFM 03-CV-275.

The complaint alleges that Harvard repeatedly violated several provisions of the Federal securities laws and the rules of the Securities and Exchange Commission, including:

o Section 13(d) of the Securities Exchange Act of 1934, for failing to make timely and required disclosures in SEC filings with respect to Harvard College's acquisitions and holdings of shares of each of the Funds, and for acquiring certain shares of the Funds at a time when Harvard was prohibited from purchasing Fund shares;

o Section 14(a) of the Exchange Act, for making false or misleading statements in connection with Harvard's solicitation of proxies from the shareholders of China World for the 2003 annual meeting; and

o Section 16(b) of the Exchange Act, for illegally profiting, in the hundreds of thousands of dollars, from short-swing trading in the shares of the Funds.

In the complaint, the Funds and Templeton request the court to grant several forms of relief, including:

o prohibiting Harvard from soliciting proxies from shareholders of China World for the 2003 annual meeting until Harvard has corrected its false and misleading statements, and voiding previously obtained proxies;

o prohibiting Harvard from acquiring additional shares of China World or Dragon until a reasonable period of time has passed after Harvard has corrected its prior disclosures;

o prohibiting Harvard from voting illegally acquired shares of China World and Dragon;

o ordering Harvard to divest itself (and disgorge any related profits) of all illegally acquired shares of China World and Dragon;

o requiring Harvard to pay over to the Funds the profits it had obtained from illegal short-swing trading in the shares of the respective Fund; and

o  requiring Harvard to pay attorney's fees and interest.


The Funds' investment advisor, Templeton Asset Management Ltd., is an indirect, wholly owned subsidiary of Franklin Resources, Inc. (NYSE: BEN), a global investment organization operating as Franklin Templeton Investments. Franklin
Templeton Investments provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and more than $257 billion in assets under management as of December 31, 2002.

                                  ------------

In connection with their 2003 annual meetings of shareholders, China World and Dragon intend to file relevant materials with the U.S. Securities and Exchange Commission ("SEC"), including their respective proxy statements. Because those documents contain important information, shareholders of China World and Dragon are urged to read them when they become available. When filed with the SEC, they will be available for free at the SEC's website, www.sec.gov. Shareholders can also obtain copies of these documents, when available, for free by calling China World or Dragon at 1-800-342-5236.

China World, its directors and executive officers and certain other persons, may be deemed to be participants in China World's solicitation of proxies from its shareholders in connection with its 2003 annual meeting of shareholders. Dragon, its directors and executive officers and certain other persons, may be deemed to be participants in Dragon's solicitation of proxies from its shareholders in connection with its 2003 annual meeting of shareholders. Information about their respective directors is set forth in the proxy statement for China World's 2002 annual meeting of shareholders and for Dragon's 2002 annual meeting of shareholders, respectively. Participants in China World's and Dragon's respective solicitations may also be deemed to include the following executive officers or other persons whose interests in China World or Dragon may not be described in their respective proxy statements for China World's and Dragon's 2002 annual meetings: Mark Mobius (President and C.E.O. - Investment Management); Jimmy D. Gambill (Senior Vice President and C.E.O. - Finance and Administration); Charles B. Johnson (Vice President); Rupert H. Johnson, Jr. (Vice President); Harmon E. Burns (Vice President); Martin L. Flanagan (Vice President); Jeffrey A. Everett (Vice President); Gregory E. Johnson (President - Office of the President, Franklin Resources, Inc.); John R. Kay (Vice President); Murray L. Simpson (Vice President and Asst. Secretary); David P. Goss (Vice President and Asst. Secretary); Barbara J. Green (Vice President and Secretary); Michael O. Magdol (Vice President - AML Compliance); Bruce S. Rosenberg (Treasurer and Chief Financial Officer); and Holly Gibson Brady (Director of Corporate Communications - Franklin Resources, Inc.).

As of the date of this communication, none of the foregoing participants individually, or as a group, beneficially owns in excess of 1% of China World's common stock or 1% of Dragon's common stock. Except as disclosed above, to the knowledge of China World and Dragon, none of their respective directors or executive officers has any interest, direct or indirect, by security holdings or otherwise, in China World or Dragon.

Shareholders may obtain additional information regarding the interests of the participants by reading the proxy statements of China World and Dragon when they become available.

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